Exhibit 99.1

TRxADE Group to Present at Planet MicroCap Showcase

CEO Suren Ajjarapu to Present Wednesday, April 21st, 2021

TAMPA, FL / ACCESSWIRE / April 9, 2021 / Trxade Group, Inc. (NASDAQ:MEDS), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced that management will present at the Planet MicroCap Showcase taking place virtually April 20-22, 2021.

Suren Ajjarapu, Chairman and Chief Executive Officer of TRxADE Group, is scheduled to host a virtual presentation and hold 1-on-1 meetings throughout the event as follows:

Planet MicroCap Showcase

Date: Wednesday, April 21, 2021

Time: 12:30 p.m. Eastern time

Webcast: https://www.webcaster4.com/Webcast/Page/2059/40604

A live audio webcast and archive of the event presentation will be available using the webcast link above. For more information on the Planet MicroCap Showcase, to schedule a 1-on-1, or to register for the event, please visit www.planetmicrocapshowcase.com.

About Trxade Group, Inc.

Investor Relations:

Lucas Zimmerman

Senior Vice President

MZ Group - MZ North America

(949) 259-4987

MEDS@mzgroup.us

www.mzgroup.us